Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Registration Statement on Form SB-2 of Zeolite Exploration Company of our report dated October 19, 2005 for the audit of the year ended July 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                     /s/ Rotenberg & Co., LLP


Rochester, New York
March 31, 2006